Exhibit 23.2

KPMG LLP Suite 1700 100 North Tampa Street Tampa, FL 33602-5145

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated November 17, 2025, with respect to the consolidated financial statements of MarineMax, Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

Tampa, Florida

April 23, 2026